                                                                       EXHIBIT 6

                  INVESTMENT ADVISORY/ADMINISTRATION AGREEMENT

      THIS INVESTMENT ADVISORY AGREEMENT, made as of May 31, 1997, and amended June 1, 2004 (the "Agreement"), by and between VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST (the "Fund"), a Massachusetts business trust, and VAN KAMPEN ASSET MANAGEMENT (the "Adviser"), a Delaware corporation.

1. (a) RETENTION OF ADVISER BY FUND.

            (i) The Fund hereby employs the Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objective and policies and limitations, and to administer its affairs to the extent requested by, and subject to the review and supervision of, the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of applicable law and of the Declaration of Trust and By-Laws of the Fund, and resolutions of the Board of Trustees of the Fund as may from time to time be in force and delivered or made available to the Adviser.

            (ii) The Fund hereby employs the Adviser to act as the administrator to the Fund for the purpose of furnishing the services set forth in paragraph 2 below.

      (b) ADVISER'S ACCEPTANCE OF EMPLOYMENT. The Adviser accepts such employment and agrees during such period to render such services, to supply investment research and portfolio management (including without limitation the selection of securities for the Fund to purchase, hold or sell and the selection of brokers through whom the Fund's portfolio transactions are executed, in accordance with the policies adopted by the Fund and its Board of Trustees), to administer the business affairs of the Fund, to furnish offices and necessary facilities and equipment to the Fund, to provide administrative services for the Fund, to render periodic reports to the Board of Trustees of the Fund, and to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions.

      (c) ESSENTIAL PERSONNEL. For a period of one year commencing on the effective date of this Agreement, the Adviser and the Fund agree that the retention of (i) the chief executive officer, president, chief financial officer and secretary of the Adviser and (ii) each director, officer and employee of the Adviser or any of its Affiliates (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) who serves as an officer of the Fund (each person referred to in (i) or (ii) hereinafter being referred to as an "Essential Person"), in his or her current capacities, is in the best interest of the Fund and the Fund's shareholders. In connection with the Adviser's acceptance of employment hereunder, the Adviser hereby agrees and covenants for itself and on behalf of its Affiliates that neither the Adviser nor any of its Affiliates shall make any material or significant personnel changes or replace or seek to replace any Essential Person or cause to be replaced any Essential Person, in each case without first informing the Board of Trustees of the Fund in a timely manner. In addition, neither the Adviser nor any Affiliate of the Adviser shall change or seek to change or cause to be changed, in any material respect, the duties and responsibilities of any Essential Person, in each case without first informing the Board of Trustees of the Fund in a timely manner.

      (d) INDEPENDENT CONTRACTOR. The Adviser shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

      (e) NON-EXCLUSIVE AGREEMENT. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

2. SERVICES AND DUTIES AS ADMINISTRATOR. Subject to the supervision of the Fund's Board of Trustees (the "Board), the Adviser, in its role as administrator, will:

            (a) Prepare and assemble all reports required to be sent to the Fund Shareholders, and arrange for the printing and dissemination of such reports to Shareholders;

            (b) Assemble all reports required to be filed with the Securities and Exchange Commission (the "SEC") on Form N-SAR, or such other form as the SEC may substitute for Form N-SAR, and file such completed form with the SEC;

            (c) Arrange for the dissemination to Shareholders of the Fund's proxy materials and oversee the tabulation of proxies by the Fund's transfer agent;

            (d) Negotiate the terms and conditions under which custodian services will be provided to the Fund and the fees to be paid by the Fund to its custodian (which may or may not be an affiliate of the Fund's investment adviser) in connection therewith;

            (e) Negotiate the terms and conditions under which dividend disbursing services will be provided to the Fund, and the fees to be paid by the Fund in connection therewith; review the provision of dividend disbursing services to the Fund;

            (f) Determine the amounts available for distribution as dividends and distributions to be paid by the Fund to its Shareholders; prepare and arrange for the printing of dividend notices to Shareholders; and provide the Fund's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund's dividend reinvestment plan;

            (g) Provide Shareholder services to holders or potential holders of the Fund's securities including but not limited to responding to Shareholder requests for information;

            (h) Assist in providing to the Fund's independent accountants such information as is necessary for such accountants to prepare and file the Fund's federal income and excise tax returns and the Fund's state and local tax returns;

            (i) Monitoring compliance of the Fund's operations with the 1940 Act and with its investment policies and limitations as currently in effect;

            (j) In connection with the issuance of the Preferred Shares, calculate, monitor and provide the rating agencies such asset coverage and liquidity reports as the Board deems advisable with respect to obtaining a rating on the Preferred Shares;

            (k) Oversee the maintenance of the Fund's books and records under Rule 31a-1 under the 1940 Act by the custodians and accounting agent, as applicable; and

            (l) Make such reports and recommendations to the Board as the Board reasonable requests or deems appropriate.

3. PUBLIC INQUIRIES. The Fund and the Adviser agree that the Adviser, in its role as administrator, will not be responsible for replying to questions or requests for information concerning the Fund from Shareholders, brokers or the public. The Fund will inform the Adviser of the party or parties to whom any such questions or requests should be directed, and the Adviser will refer such questions and requests to such party or parties.

4. (a) FEE. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month an investment advisory/administration fee equal to 0.60% of the average daily managed assets of the Fund. For purposes of determining such fee, average daily managed assets shall mean the average daily value of the Fund, minus the sum of accrued liabilities other than the aggregate amount of any borrowings undertaken by the Fund.

   (b) DETERMINATION OF NET ASSET VALUE. The net asset value of the Fund shall be calculated as of the close of the New York Stock Exchange on each day the Exchange is open for trading or such other time or times as the trustees may determine in accordance with the provisions of applicable law and the Declaration of Trust and By-Laws of the Fund, and resolutions of the Board of Trustees of the Fund as from time to time in force. For the purpose of the foregoing computations, on each day when net asset value is not calculated, the net asset value of a share of beneficial interest of the Fund shall be deemed to be the net asset value of such share as of the close of business of the last day on which such calculation was made.

   (c) PRORATION. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the Adviser's fee on the basis of the number of days that the Agreement is in effect during such month and year, respectively.

5. EXPENSES. In addition to the fee of the Adviser, the Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Fund as provided above. The Adviser shall not be required to pay, and the Fund shall assume and pay, the charges and expenses of its operations, including compensation of the trustees (other than those who are interested persons of the Adviser and other than those who are interested persons of the distributor of the Fund but not of the Adviser, if the distributor has agreed to pay such compensation), charges and expenses of independent accountants, of legal counsel and of any transfer or dividend disbursing agent, costs of acquiring and disposing of portfolio securities, cost of listing shares on the New York Stock Exchange or other exchange, interest (if any) on obligations incurred by the Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, costs of registering shares of the Fund under federal securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by the law.

6. INTERESTED PERSONS. Subject to applicable statutes and regulations, it is understood that trustees, officers, shareholders and agents of the Fund are or may be interested in the Adviser as directors, officers, shareholders, agents or otherwise and that the directors, officers, shareholders and agents of the Adviser may be interested in the Fund as trustees, officers, shareholders, agents or otherwise.

7. COMPLIANCE WITH THE FUND'S GOVERNING DOCUMENTS AND APPLICABLE LAWS. In all matters relating to the performance of this Agreement, the Adviser will act in conformity with the Declaration of Trust, By-Laws and registration statements of the Fund and with the directions of the Board and Fund executive officers and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

8. LIABILITY. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. (a) TERM. This Agreement shall become effective on the date hereof and shall remain in full force until May 31, 1999, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually, in the manner required by the 1940 Act.

   (b) TERMINATION. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days written notice to the other party. The Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding shares of stock of the Fund, accompanied by appropriate notice. This Agreement may be terminated at any time without the payment of any penalty and without advance notice by the Board of Trustees or by vote of a majority of the outstanding shares of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

   (c) PAYMENT UPON TERMINATION. Termination of this Agreement shall not affect the right of the Adviser to receive payment on any unpaid balance of the compensation described in Section 4 earned prior to such termination.

10. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not thereby affected.

11. NOTICES. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

12. DISCLAIMER. The Adviser acknowledges and agrees that, as provided by Section
5.5 of the Declaration of Trust of the Trust, the shareholders, trustees, officers, employees and other agents of the Fund and the Fund shall not personally be bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

13. GOVERNING LAW. All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Massachusetts applicable to contracts made and to be performed in that state.

14. NAME. In connection with its employment hereunder, the Adviser hereby agrees and covenants not to change its name without the prior consent of the Board of Trustees of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as amended on June 1, 2004.

VAN KAMPEN ASSET MANAGEMENT                  VAN KAMPEN SELECT SECTOR
                                             MUNICIPAL TRUST

By: /s/ John L. Sullivan                     By: /s/ Ronald E. Robison
------------------------                         -------------------------------
Name:  John L. Sullivan                      Name: Ronald E. Robison
Title: Managing Director                     Title: Executive Vice President and
                                                    Chief Executive Officer

                                    AMENDMENT
                                     TO THE
                  INVESTMENT ADVISORY/ADMINISTRATION AGREEMENT

This Amendment, dated August 25, 2000, to the Investment Advisory/Administration Agreement, dated May 31, 1997 (the "Agreement"), by and between Van Kampen Select Sector Municipal Trust (the "Fund"), a Massachusetts business trust (the "Trust"), and Van Kampen Investment Advisory Corp. (the "Adviser,"), a Delaware corporation, hereby amends the terms and conditions of the Agreement in the manner specified herein.

                                   WITNESSETH

WHEREAS, the Board of Trustees of the Fund at a meeting held on August 25, 2000 has approved a reduction in the investment advisory/administration fee payable by the Fund to the Adviser; and

WHEREAS, the parties desire to amend and restate Section 4. (a) of the Agreement relating to the investment advisory/administration fee.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as follows:

Section 4.(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

4. (a) Fee. For the services and facilities described in Section 1, the Fund will pay to the Adviser at the end of each calendar month an investment advisory/administration fee equal to 0.650% of the average daily managed assets of the Fund. For purposes of determining such fee, average daily managed assets shall mean the average daily value of the Fund, minus the sum of accrued liabilities other than the aggregate amount of any borrowings undertaken by the Fund.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

VAN KAMPEN SELECT SECTOR                 VAN KAMPEN INVESTMENT ADVISORY CORP.
 MUNICIPAL TRUST

By:                                           By:
   /s/ John Sullivan                              /s/ Edward C. Wood, III
   -----------------------------                  ------------------------------
   John Sullivan                                  Edward C. Wood, III
   Vice President, Treasurer                      Executive Director
   and Chief Financial Officer